Exhibit 3.5

COMPANIES ACT 2014

PRIVATE COMPANY LIMITED BY SHARES

CONSTITUTION

OF

AERCAP IRELAND LIMITED

(as amended by Special Resolution dated 30 October 2008 and 14 April 2011)

(as amended by Special Resolutions 1, 2 and 3 dated 10 December 2013)

(as amended by Special Resolutions 5 and 6 dated 10 December 2013)

(as amended by Special Resolution dated 14 May 2014)

(as amended by Special Resolution dated 17 November 2016)

McCann FitzGerald

Solicitors

Riverside One

Sir John Rogerson’s Quay

Dublin 2

i	Constitution of AerCap Ireland Limited

ii	Constitution of AerCap Ireland Limited

60.	Equality Of Votes	15

61.	Time Of Taking Poll	15

PART XIV - VOTES OF MEMBERS

62.	Voting Rights	15

63.	Voting by Joint Holders	15

64.	Voting by Incapacitated Members	15

65.	Restrictions of Voting Rights	15

66.	Time for Objection to Voting	15

67.	Voting in Person or By Proxy	16

68.	Appointment of Proxy	16

69.	Deposit of Proxy Instruments	16

70.	Form of Proxy Instruments	16

71.	Proxy May Demand Poll	18

72.	Effect of Revocation of Proxy	18

73.	Resolutions in Writing	18

74.	Bodies Corporate Acting by Representatives at Meetings	18

PART XV - DIRECTORS

75.	Number of Directors	18

76.	Holding Company’s Power to Appoint Directors	18

77.	Resolution for Joint Appointment of Directors	19

78.	Alteration of Number of Directors	19

79.	Directors’ Power to Appoint Directors	19

80.	Removal of Directors	19

81.	Shareholders’ Power to Appoint Directors	19

82.	No Share Qualification	19

83.	Ordinary Remuneration of Directors	19

84.	Special Remuneration of Directors	19

85.	Disqualification of Directors	20

86.	Executive Directors	20

87.	Alternate Directors	21

PART XVI - POWERS AND DUTIES OF DIRECTORS

88.	Directors’ Powers	21

89.	Appointment of Attorneys	21

90.	Borrowing Powers	22

91.	Declaration of Interest	22

92.	Restriction on Directors’ Voting	22

93.	Entitlement to Hold Other Office	22

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94.	Execution of Negotiable Instruments	22

95.	Entitlement to Grant Pensions	23

96.	Minutes of Meetings	23

PART XVII - PROCEEDINGS OF DIRECTORS

97.	Convening and Regulation of Directors’ Meetings	23

98.	Quorum For Directors’ Meetings	24

99.	Powers of Continuing Directors Following Vacancy	24

100.	Chairperson of Meetings of The Board	24

101.	Delegation of Powers to Committees And Sub-Committees	24

102.	Regulation of Committee and Sub-Committee Meetings	24

103.	Validity of Acts of Directors, Committees and Sub-Committees	25

104.	Resolutions in Writing	25

PART XVIII - SECRETARY

105.	Appointment of Secretary	25

106.	Assistant or Acting Secretary	25

PART XIX - THE SEAL

107.	Use of Seal	25

108.	Seal for Use Abroad	26

PART XX - DIVIDENDS

109.	Declaration Of Dividends	26

110.	Interim Dividends	26

111.	Dividends to be Paid in Accordance with Law	26

112.	Specification of Relevant Reserves or Period	26

113.	Dividends Payable by Reference to Amounts Paid Up	27

114.	Deductions from Dividends	27

115.	Retention of Dividends Pending Registration	27

116.	Dividends Not to Bear Interest	27

117.	Mode of Payment of Dividends	27

118.	Receipt by Joint Holders	27

119.	Dividends in Specie	27

PART XXI - ACCOUNTING RECORDS

120.	Keeping Of Accounting Records	28

121.	Location Of Books Of Account	28

122.	Inspection Of Books Of Account	28

123.	Preparation Of Annual Accounts	28

124.	Members’ Entitlement To Copies Of Accounts	28

125.	Auditors’ Report	29

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126.	Auditors	29

PART XXII - CAPITALISATION OF PROFITS AND RESERVES

127.	Capitalisation of Profits and Reserves	29

PART XXIII - NOTICES

128.	Service of Notices	30

129.	Service on Joint Holders	31

130.	Service on Transmission of Shares	31

131.	Provision Of Service Address Within The State	31

132.	Address for Service Following Transmission, Disability, etc.	31

133.	Signature to Notices	31

134.	Counting of Day of Service	31

135.	Persons Entitled to Notice of General Meetings	31

PART XXIV - MISCELLANEOUS

136.	Winding-up	32

137.	Indemnity	32

138.	Insurance	32

139.	Record Dates	33

v	Constitution of AerCap Ireland Limited

CONSTITUTION

of

AERCAP IRELAND LIMITED

PART I - PRELIMINARY AND INTERPRETATION

1.	Preliminary

1.1	The name of the Company is AerCap Ireland Limited.

1.2	The Company is a private company limited by shares registered under Part 2 of the Companies Act 2014.

1.3	The liability of the members is limited.

1.4	The share capital of the Company is US$300,000,000 divided into 19,820,437,425 ordinary shares of US$0.01 each and 10,179,562,575 redeemable shares of US$0.01 each.

1.5	When and while the Act applies to the Company:

(a)	these regulations; and

(b)	the optional provisions of the Act (within the meaning of section 54(1) of the Act),

shall apply and be construed such that:

(i)	these regulations continue to apply in the manner that is as close as is possible to their form and effect under the Companies Act 1963 to 2013, and

(ii)

any provision of these regulations that is inconsistent or incompatible with an optional provision of the Act shall be taken to be a statement in these regulations that the relevant optional provision of the Act applies to the Company only to the extent that is consistent or compatible with the regulations as they applied under the Companies Act 1963 to 2013.

1.6	Without prejudice to the operation of the foregoing regulation 5 the regulations contained in Table A in the First Schedule to the Companies Act, 1963 shall not apply to the Company.

2.	Interpretation

2.1	In these Regulations the following words and symbols shall have the following meanings unless such meanings are inconsistent with the subject or context:

Words	Meanings

Act	The Companies Act 2014 and every enactment to be read together with the Act.

Auditors	The statutory auditors for the time being of the Company.

Board	The board of Directors for the time being of the Company.

Business Day	A day on which banks are open for business in Dublin.

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Class Meeting	Meeting of holders of one class of shares in the Company.

Directors	The directors for the time being of the Company or the directors present at a duly convened meeting of the board of directors at which a quorum is present.

Dollars and US$	The lawful currency of the United States of America.

electronic address	Any address or number used for the purposes of sending or receiving documents or information by electronic means.

electronic means	Any process or means provided or facilitated by electronic equipment for the processing (including digital compression), storage and transmission of data, employing wires, radio, optical technologies, or any other electromagnetic means.

Euro/EUR and €	The currency referred to in the second sentence of Regulation 2 of Council Regulation (EC) No. 974/98 of 3 May 1998 and as adopted as the single currency of the participating European Union Member States.

Holding Company	Any body holding more than half in nominal value of the equity share capital (as defined in section 7 of the Act) and of the shares in the Company carrying voting rights (other than voting rights which arise only in specified circumstances).

Office	The registered office for the time being of the Company.

Ordinary Shares	Ordinary Shares of US$0.01 each in the capital of the Company.

Paid up	Paid up or credited as paid up.

Register	The register of members to be kept as required by section 169 of the Act.

Secretary	Shall include an assistant secretary or an acting secretary for the time being.

State	The Republic of Ireland.

these Regulations	These Regulations forming this constitution of the Company as altered from time to time and in force for the time being.

2.2 (a)

References in these Regulations to any enactment or to any section or provision thereof shall include such enactment, section or provision as the same may be amended, replaced or re-enacted from time to time and be in force for the time being.

(b)	(i)	Unless the contrary intention appears, any expression in this constitution referring to writing (or any cognate word):

(A)	shall be construed as including a reference to printing, lithography, photography and any other mode of representing or reproducing words in a legible and non-transitory form; and

(B)	subject to the circumstances in sub-clause (ii) and to the requirements of the Act, shall not include writing in electronic form.

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(ii)	The circumstances mentioned in sub-clause (b)(i) (in which writing (and cognate words) includes writing in electronic form) are:

(A)	where such is provided in this constitution; and

(B)

in the case of a notice, communication, document or information to be given, served or delivered to the Company, where the Company has agreed to receipt in electronic form and such notice, communication, document or information is given, served or delivered in such electronic form and manner as may have been specified by the directors from time to time for the giving, serving or delivery of notices, communications, documents or information in electronic form.

(c)	References in this constitution to a “section” are to a section of the Act, unless otherwise stated.

(d)

Words importing the singular number only shall include the plural number and vice versa, and words importing the masculine gender shall include the feminine gender. Words importing persons shall include corporations. Unless the contrary intention appears, words or expressions contained in these Regulations shall bear the same meaning as in the Act as in force at the date on which these Regulations become binding on the Company.

(e)

Unless the contrary intention appears, any reference to a Regulation shall be construed as a reference to a Regulation of these Regulations and any reference in a Regulation to a paragraph or subparagraph shall be construed as a reference to a paragraph of the Regulation or (as the case may be) a subparagraph of the paragraph in which the reference is contained.

(f)	None of the headings or captions appearing in these Regulations shall affect the construction hereof.

(g)

A notice, communication, document or information is given, served or delivered in electronic form if it is given, served or delivered by electronic means including, without limitation, by making such notice, communication, document or information available on a website or by sending such notice, communication, document or information by e-mail.

2.2

Where a member has provided an electronic address to the Company the member shall be deemed to have given his or her or her consent to the use by the Company of electronic means in sending notices or other communications, information or documentation (including without limitation, financial statements) to that member. A member may from time to time notify the Company of a change to the electronic address to be used for such member.

PART II - SHARE CAPITAL

3.	Private Company

3.1	The Company is a private company, and accordingly:

(a)	the right to transfer shares is restricted in the manner hereinafter prescribed;

(b)

the number of members of the Company (exclusive of persons who are in the employment of the Company and of persons who, having been formerly in the employment of the Company, were while in such employment, and have continued after the determination of such employment to be members of the Company) is limited to fifty; so however that where two or more persons hold one or more shares in the Company jointly they shall for the purposes of this Regulation be treated as a single member;

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(c)	any invitation to the public to subscribe for any shares or debentures of the Company is prohibited;

(d)	the Company shall not have power to issue share warrants to bearer.

3.2	If and for so long as the Company has only one member:

(a)	in relation to a general meeting, the sole member or a proxy for that member or (if the member is a corporation) a duly authorised representative of that member shall be a quorum;

(b)	a proxy for the sole member may vote on a show of hands;

(c)	the sole member or a proxy for that member or (if the member is a corporation) a duly authorised representative of that member shall be Chairperson of any general meeting of the Company;

(d)	all other provisions of these Regulations apply with any necessary modification (unless the provision expressly provides otherwise).

4.	Share Capital

4.1	Authorised Share Capital

The share capital of the Company is US$300,000,000 divided into 19,820,437,425 ordinary shares of US$0.01 each and 10,179,562,575 redeemable shares of US$0.01 each.

4.2	Liquidation

On a return of capital on liquidation the assets of the Company available for distribution among the members shall be applied as follows and in the following order of priority:

(a)	First, in payment to the holders of the Ordinary Shares of an aggregate amount of US$100,000,000,000.

(b)	The surplus shall belong to the holders of the Ordinary Shares.

5.	Rights of Shares on Issue

5.1

Without prejudice to any special rights previously conferred on the holders of any shares or class of shares in the Company, any share in the Company may be issued with such preferred, deferred or other special rights or restrictions whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by ordinary resolution determine. Subject to the provisions of the Act, the Company may issue, or convert any of its shares into, shares which are, or are liable at the option of the Company or the holder, to be redeemed on such terms and in such manner as may be provided by these Regulations; and the Company may cancel any shares so redeemed or may hold them as treasury shares and reissue any such treasury shares as shares of any class or classes.

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6.	Authority of Directors to Issue Shares

6.1

Subject to the provisions of the Act and these Regulations, the shares shall be at the disposal of the Directors, and they may allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its shareholders, but so that no share shall be issued at a discount.

6.2

For the purposes of section 69 of the Act the Directors are generally and unconditionally authorised to allot relevant securities (within the meaning of the said section 69) up to an aggregate nominal amount equal to the authorised but unissued share capital of the Company provided that this authority shall expire after a period of five years from the date of adoption of these Regulations. The Company may, before such expiry, make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offer or agreement, notwithstanding that the authority hereby conferred has expired.

6.3	Section 69(6) shall not apply to any allotment of shares.

7.	Variation of rights

7.1

If at any time the capital of the Company is divided into different classes of shares, the rights attached to any class may, subject to the provisions of the Act and whether or not the Company is being wound up, be varied or abrogated with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class, but not otherwise.

7.2

The rights conferred upon the holders of the shares of any class shall not, save as expressly provided by these Regulations or the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

7.3

To every such separate general meeting held pursuant to regulation 7.1 or 7.2 of this Regulation all the provisions of these Regulations relating to general meetings of the Company and to proceedings thereat shall mutatis mutandis apply, but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third in nominal amount of the issued shares of the class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present one member present in person or by proxy shall be a quorum) . Any holder of the shares of the class present in person or by proxy may demand a poll, and each such person shall upon such poll have one vote in respect of every share of the class held by him or her respectively.

8.	Trusts Not Recognised / Disclosure of Interests

8.1

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Regulations or by law otherwise provided) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder, but this shall not preclude the Company from requiring the members or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share, when such information is reasonably required by the Company.

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PART III - SHARE CERTIFICATES

9.	Issue of Certificates

9.1

Every person whose name is entered as a member in the Register shall be entitled without payment to one certificate for all his or her shares and, if he or she transfers part of his or her holding, to one certificate for the balance. Upon payment of such sum, not exceeding EUR1.30 for every certificate after the first, as the Directors shall from time to time determine, he or she shall also be entitled to several certificates, each for one or more of his or her shares. Every certificate shall be issued within 2 months after allotment or the lodgment with the Company of the transfer of the shares, unless the conditions of issue of such shares otherwise provide, and shall be under the Common Seal of the Company , and shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates, and the amount paid up thereon. The Company shall not be bound to register more than three persons as joint holders of any share (except in the case of executors or trustees of a deceased member) and, in the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

10.	Replacement of Certificates

10.1

If any such certificate shall be worn out, defaced, destroyed or lost, it may be renewed on such evidence being produced and on payment of such amount not exceeding EUR1.30 as the Directors shall require, and, in case of wearing out or defacement, on delivery up of the old certificate and, in case of destruction or loss, on provision of such indemnity as the Directors deem adequate being given, and the member to whom such renewed certificate is given shall also bear and pay to the Company all expenses incidental to the investigation by the Company of the evidence of such destruction or loss and incidental to the provision of such indemnity.

PART IV - LIEN ON SHARES

11.	Extent of Lien

11.1

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies (whether immediately payable or not) called or payable at a fixed time in respect of that share; but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Regulation. The Company’s lien on a share shall extend to all dividends payable thereon.

11.2

In relation to the Company’s first and paramount lien on every share (not being a fully paid share) for all monies (whether immediately payable or note) called or payable at a fixed time in respect of that share and the extension of that lien to all dividends payable thereon, in the event that any such shares have been mortgaged or charged by way of security during the time that such shares are mortgaged or charged by way of security, the Company’s lien shall not be a first and paramount lien and shall rank behind any such security and Regulation 11.1 and section 80 shall be modified accordingly.

12.	Power of Sale

12.1

For the purpose of enforcing any such lien as aforesaid the Directors may sell all or any of the shares subject thereto at such time and in such manner as they think fit, but no such sale shall be made unless a sum in respect of which the lien exists is immediately payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is immediately payable, has been given to the registered holder for the time being of the share, or to all the joint registered holders thereof, or the person entitled thereto by reason of his or her or their death or bankruptcy (as the case may be).

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13.	Power to Effect Transfer

13.1

To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof . The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he or she shall not be bound to see to the application of the purchase money, nor shall his or her title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

14.	Application of Proceeds of Sale

14.1

The net proceeds of sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is immediately payable, and the residue, if any, shall (subject to a like lien for sums not immediately payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

PART V - CALLS ON SHARES

15.	Power to Make Calls

15.1

The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that except in so far as may be otherwise agreed between the Company and any member in the case of the shares held by him or her no call shall be payable at less than one month from the date fixed for payment of the last preceding call, and each member shall (subject to receiving at least 14 days’ notice specifying a time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his or her shares. A call may be revoked or postponed as the Directors may determine. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed, and may be required to be paid by instalments.

16.	Liability of Joint Holders

16.1	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

17.	Interest on Calls

17.1

If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate, not exceeding 10 per cent. per annum, as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

18.	Evidence of Debt

18.1

On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the member sued is entered in the Register as the holder, or one of the holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued, in pursuance of these presents; and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

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19.	Instalments Treated as Calls

19.1

Any sum which, by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall, for the purposes of these Regulations, be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment thereof all the relevant provisions of these Regulations as to payment of interest and expenses, forfeiture or otherwise, shall apply as if such sum had become payable by virtue of a call duly made and notified.

20.	Power to Differentiate Between Holders

20.1	The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

21.	Interest on Moneys Paid Prior to Call

21.1

The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the monies uncalled and unpaid upon any shares held by him or her, and upon all or any of the monies so advanced may (until the same would, but for such advance, become payable) pay interest at such rate not exceeding (unless the Company in general meeting otherwise directs) 10 per cent. per annum, as may be agreed upon between the Directors and the member paying such sum in advance; but any sum paid in excess of the amount for the time being called up shall not be included or taken into account in ascertaining the amount of the dividend payable on the shares in respect of which such advance has been made.

PART VI - TRANSFER OF SHARES

22.	Execution of Instrument of Transfer

22.1

Subject to the provisions of paragraph 22.2 hereof the instrument of transfer of any share shall be executed by or on behalf of the transferor and transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register in respect thereof.

22.2	An instrument of transfer of a fully paid share need not be executed by or on behalf of the transferee and need not be attested.

23.	Form of Instrument of Transfer

23.1

Subject to such of the restrictions of these Regulations as may be applicable, any member may transfer all or any part of the shares held by him or her by instrument in writing in any usual or common form or any other form which the Directors may approve.

24.	Restrictions on Right to Transfer

24.1	The Directors may, in their absolute discretion, and without assigning any reason therefor, decline to register any transfer of any share whether or not it is a fully paid share.

24.2

Notwithstanding anything contained in these Regulations the Directors shall not decline to register the transfer of any shares in the Company, including a transfer of shares over which the Company has a lien, nor may they suspend registration thereof where such transfer is executed, or delivered for registration, by any institution or entity to whom such shares have been mortgaged or charged by way of security (a “Secured Institution”), or by any nominee of such Secured Institution or entity, pursuant to the power of sale under such security and a certificate by any officer of such Secured Institution or entity addressed to and delivered to the Company and the then registered owner of such shares certifying that:

(a)	the shares were so mortgaged or charged;

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(b)

on the terms of the relevant security document or deed, the institution or entity to whom such shares have been mortgaged or charged by way of security, is entitled to enforce the same and the relevant institution or entity or its nominee become registered as the owner of any such share; and

(c)	the transfer was so executed or delivered shall be conclusive evidence of such fact,

and section 95 of the Act shall be modified accordingly.

Furthermore, at any time whilst such shares are mortgaged or charged by way of security no resolution shall be proposed or passed the effect of which would be to delete or amend this Regulation unless not less than 21 days’ written notice thereof shall have been given to any such Secured Institution or entity by the Company.

25.	Further Requirements

25.1	The Directors may also decline to recognise any instrument of transfer unless:

(a)

the instrument of transfer is accompanied by the certificate for the shares to which it relates and, if the instrument of transfer is executed by some person other than the registered member, such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer; and

(b)	the instrument of transfer is in respect of one class of share only.

26.	Procedure on Refusal to Register

26.1

If the Directors refuse to register a transfer they shall, within seven days after the date on which the transfer was lodged with the Company, send to the proposing transferor and transferee notice of the refusal.

27.	Closing of the Register

27.1	The registration of transfers may be suspended at such times and for such periods, not exceeding in the whole 30 days in each year, as the Directors may from time to time determine.

28.	Retention of Instruments of Transfer

28.1	All instruments of transfer which shall be registered shall be retained by the Company.

29.	Renunciation of Allotment

29.1

Notwithstanding anything in these Regulations, the Directors shall be entitled to refuse to recognise and to refuse to register a renunciation of the allotment of any shares by the allottee in favour of some other person, in the same manner and for the same reasons, if any, but not otherwise as they would be entitled to refuse to recognise or to register a transfer of shares from such allottee to such other person.

PART VII - TRANSMISSION OF SHARES

30.	Death of Member

30.1

In the case of the death of a member, the survivor or survivors where the deceased was a joint holder and the personal representatives of the deceased where he or she was a sole holder, or only surviving joint holder, shall be the only person(s) recognised by the Company as having any title to his or her interest in the shares: but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him or her with other persons.

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31.	Transmission on Death or Bankruptcy

31.1

Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him or her registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his or her death or bankruptcy, as the case may be.

32.	Registration Procedure

32.1

If the person so becoming entitled elects to be registered himself, he or she shall deliver or send to the Company a notice in writing signed by him or her stating that he or she so elects. If he or she elects to have another person registered, he or she shall testify his or her election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these Regulations relating to the right to transfer, and the registration of transfers of shares shall be applicable to any such notice or transfers aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

33.	Rights Before Registration

33.1

A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he or she would be entitled if he or she were the registered holder of the share, except that he or she shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; so however, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 days, the Directors may thereupon withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

PART VIII - FORFEITURE OF SHARES

34.	Notice Following Nonpayment of Call

34.1

If a member fails to pay any call or instalment of a call on a day appointed for the payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him or her requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

35.	Contents of Notice

35.1

The notice shall name a further day (not earlier than the expiration of 14 days from the date of the service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of nonpayment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

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36.	Forfeiture

36.1

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by resolution of the Directors to that effect. A forfeiture of shares shall include all dividends declared in respect of the forfeited shares, and not actually paid before the forfeiture.

37.	Disposal of Forfeited Shares

37.1

A forfeited share may be sold, re-issued, or otherwise disposed of, either to the person who was before the forfeiture the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Directors shall think fit, and whether with or without all or any part of the amount previously paid on the share being credited as paid, and at any time before such sale, re-issue or disposal the forfeiture may be cancelled on such terms as the Directors may think fit. The Directors may if necessary authorise some person to transfer a forfeited share to such other person.

38.	Effect of Forfeiture

38.1

A member whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall notwithstanding the forfeiture, remain liable to pay to the Company all calls made and not paid on such shares at the time of forfeiture with interest thereon to the date of payment at such rate not exceeding 10 per cent. per annum as the Directors shall think fit, in the same manner and in all respects as if the shares had not been forfeited, and to satisfy all claims and demands (if any) which the Company might have enforced in respect of the shares at the time of forfeiture without any deduction or allowance for the value of the shares at the time of forfeiture.

39.	Statutory Declaration

39.1

A statutory declaration that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on a sale or disposition thereof, and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of, and he or she shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his or her title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-issue or disposal of the share.

40.	Nonpayment of Sums Due on Share Issues

40.1

The provisions of these Regulations as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

PART IX - ALTERATION OF CAPITAL

41.	Increase of Capital

41.1	The Company may from time to time by ordinary resolution increase the share capital by such sum to be divided into shares of such amount as the resolution shall prescribe.

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42.	Consolidation, Sub-Division and Cancellation of Capital

42.1	The Company may from time to time and at any time by ordinary resolution:

(a)	Consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	Sub-divide its existing shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association of the Company subject, nevertheless, to section 83(1)(b) of the Act;

(c)	Cancel any shares which, at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

43.	Reduction of Capital

43.1

The Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with and subject to any incident authorised, and consent required, by law.

PART X - PURCHASE OF OWN SHARES

44.	Purchase of own shares

44.1

Subject to the provisions of the Act and these Regulations, the Company may purchase all or any of its own shares of any class, including any redeemable shares. Neither the Company nor the Directors shall be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares. Subject as aforesaid, the Company may cancel any shares so purchased or may hold them as treasury shares and re-issue any such treasury shares as shares of any class or classes. Save as otherwise expressly provided in these Regulations, the rights attached to any class of shares shall be deemed not to be varied by anything done by the Company pursuant to this Regulation.

PART XI - GENERAL MEETINGS

45.	Annual General Meetings

45.1

Subject to paragraph 45.2, the Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it; and not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next.

45.2	All general meetings of the Company shall be held in the State but the operation of this paragraph shall be without prejudice to the application of section 176 of the Act.

46.	Time and Place of General Meetings

46.1

The annual general meeting shall be held at such time and place as the Directors shall determine. All general meetings other than annual general meetings shall be called extraordinary general meetings and shall be held at such time and (subject to Regulation 47) place as the Directors shall determine.

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47.	Convening of Extraordinary General Meetings

47.1

The Directors may whenever they think fit convene an extraordinary general meeting and an extraordinary general meeting shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided by section 178 of the Act. If at any time there are not within the State sufficient Directors capable of forming a quorum, any Director or any two members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

PART XII - NOTICE OF GENERAL MEETINGS

48.	Length and Contents of Notice

48.1

Subject to sections 181 and 191 of the Act, an annual general meeting and a meeting called for the passing of a special resolution shall be called by 21 days’ notice in writing at the least, and a meeting of the Company (other than an annual general meeting or a meeting for the passing of a special resolution) shall be called by 14 days’ notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of the meeting and shall be given, in the manner hereinafter mentioned, to such persons as are, under the Regulations of the Company, entitled to receive such notice from the Company. Every such notice shall comply with the provisions of section 181(5) of the Act as to giving information to members in regard to their right to appoint proxies. In the case of a meeting convened for the passing of a special resolution or in the case of an extraordinary general meeting, the notice shall also specify the intention to propose the resolution as a special or ordinary resolution, as the case may be. No business shall be conducted at any general meeting unless a specific description thereof is contained in the notice of the meeting.

49.	Short Notice

49.1

A general meeting other than a meeting for the passing of a special resolution shall, notwithstanding that it is called by shorter notice than that hereinbefore specified, be deemed to have been duly called if it is so agreed in writing by the Auditors and by all the members entitled to attend and vote thereat.

49.2

A resolution may be proposed and passed as a special resolution at a meeting of which less than 21 days’ notice has been given, if it is so agreed in writing by a majority in number of the members having the right to attend and vote at any such meeting, being a majority together holding not less than 90 per cent. in nominal value of the shares giving that right.

50.	Extended Notice

50.1

Where, by any provision contained in the Act, extended notice is required of a resolution, the resolution shall not be effective unless (except when the Directors have resolved to submit it) notice of the intention to move it has been given to the Company not less than 28 days (or such other period as the Act permit) before the meeting at which it is to be moved, and the Company shall give to the members notices of any such resolutions as required by and in accordance with the provisions of the Act.

51.	Accidental Omission to Give Notice

51.1	The accidental omission to give notice to, or the non-receipt of notice by, any person entitled to receive notice shall not invalidate the proceedings at any general meeting.

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PART XIII - PROCEEDINGS AT GENERAL MEETINGS

52.	Special Business

52.1	All business shall be deemed special that is transacted at an extraordinary general meeting and at an annual general meeting.

53.	Quorum

53.1

No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business; save as herein otherwise provided two members present in person or by proxy shall be a quorum.

54.	Absence Of Quorum

54.1

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week, at such time and place as the Directors may determine, and, if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the members present shall be a quorum.

55.	Chairperson Of General Meetings

55.1

The Chairperson, if any, of the Board of Directors shall preside as Chairperson at every general meeting of the Company, or if there is no such Chairperson, or if he or she is not present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their number to be Chairperson of the meeting.

56.	Chairperson In Absence Of Any Director

56.1

If at any meeting no Director is willing to act as Chairperson or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be Chairperson of the meeting.

57.	Adjournment

57.1

The Chairperson may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

58.	Decision By Show Of Hands Or Poll

58.1	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(a)	by the Chairperson; or

(b)	by any member present in person or by proxy and having a right to vote thereat.

Unless a poll is so demanded a declaration by the Chairperson that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

58.2	The demand for a poll may be withdrawn.

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59.	Taking Of Poll

59.1

Except as provided in Regulation 61, if a poll is duly demanded it shall be taken in such manner as the Chairperson directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

60.	Equality Of Votes

60.1

Where there is an equality of votes whether on a show of hands or on a poll, the Chairperson of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a second or casting vote and the resolution shall be deemed not to have been carried.

61.	Time Of Taking Poll

61.1

A poll demanded on the election of a Chairperson or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken forthwith or as soon as practicable and any business other than that on which a poll is demanded or is required to be taken by these Regulations may be proceeded with pending the taking of the poll.

PART XIV - VOTES OF MEMBERS

62.	Voting Rights

62.1

Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person and every proxy shall have one vote, so, however, that no individual shall have more than one vote, and on a poll every member shall have one vote for each share of which he or she is the holder.

63.	Voting by Joint Holders

63.1

Where there are joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose, seniority shall be determined by the order in which the names stand in the Register.

64.	Voting by Incapacitated Members

64.1

A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his or her committee, receiver, guardian or other person appointed by that court, and any such committee, receiver, guardian or other person may vote by proxy on a show of hands or on a poll.

65.	Restrictions of Voting Rights

65.1	No member shall be entitled to vote at any general meeting unless all calls or other sums immediately payable by him or her in respect of shares in the Company have been paid.

66.	Time for Objection to Voting

66.1

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairperson of the meeting, whose decision shall be final and conclusive.

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67.	Voting in Person or By Proxy

67.1	Votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his or her votes or cast all the votes he or she uses in the same way.

68.	Appointment of Proxy

68.1

The instrument appointing a proxy shall be in writing under the hand of the appointor or of his or her attorney duly authorised in writing, or, if the appointor is a body corporate, either under seal or under the hand of an officer or attorney duly authorised. A member shall in addition be entitled to appoint a proxy by facsimile or electronic transmission but no such appointment shall be valid unless or until the Secretary or any Director shall have endorsed the same with a certificate that he or she is satisfied as to the authenticity thereof. A proxy need not be a member of the Company. Each appointment of a proxy which is made and each instrument appointing a proxy which is sent by facsimile or electronic transmission shall be made or as the case may be sent at the risk of the member(s) making the appointment, and neither the Company nor any of its officers, employees or agents shall have any liability for any failure by the Company or any of its officers, employees or agents for any reason (whether by reason of non-receipt, errors in transmission, illegibility or otherwise) to treat as valid any appointment of a proxy made or any instrument of appointment sent by facsimile or electronic transmission.

69.	Deposit of Proxy Instruments

69.1

The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority shall be deposited at or sent by facsimile or electronic transmission to the Office, or such other place within the State as is specified for that purpose in the notice convening the meeting, not less than 48 hours (or such lesser period as may be permitted by law not being less than 12 hours) before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll before the time appointed for the taking of the poll, and, in default, the instrument of proxy shall not be treated as valid. An instrument appointing a proxy by facsimile or electronic transmission shall for the purposes of this Regulation be deemed to have been deposited at the Office or such other place as aforesaid immediately upon the Secretary or a Director endorsing thereon the certificate referred to in Regulation 70.

70.	Form of Proxy Instruments

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FORM OF PROXY

AERCAP IRELAND LIMITED

the “Company”

For use at the Annual / Extraordinary General Meeting to be held on

____________________________ and at any adjournment thereof

I/We (Block Letters)________________________________

of ____________________________________________________________________

being a member / members of the Company hereby appoint

[the Chairman of the Meeting §/ Name: ]____________________________________

of (address)_____________________________________________________________

or failing him or her or her [name and address of alternative proxy]

_________________________________________________________________________

as my / our proxy to attend speak and vote for me / us on my / our behalf at the Extraordinary General Meeting of the Company to be held on ___________________________ and at any adjournment thereof. I / We direct that my / our vote(s) be cast on the specified Resolution[s] as indicated by an X in the appropriate box:

Voting Instructions to Proxy (choice to be marked with an “x”) *
Number or description of resolution:	In Favour	Abstain	Against
1.
2.
3.
Unless otherwise instructed the proxy will vote as he or she or she thinks fit.

§	If it is desired to appoint another person as a proxy these words should be deleted and the name and address of the proxy, who need not be a member of the Company, inserted.
*	Unless otherwise directed, and in respect of any other resolution properly moved at the Meeting, the proxy will vote, or may abstain from voting, as he or she or she thinks fit.

Dated ____ day of ____________ 20____

Signature ___________________________

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71.	Proxy May Demand Poll

71.1	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

72.	Effect of Revocation of Proxy

72.1

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, if no intimation in writing of such death, insanity, revocation or transfer as aforesaid is received by the Company at the Office before the commencement of the meeting or adjourned meeting at which the proxy is used.

73.	Resolutions in Writing

73.1

A resolution in writing (other than one in respect of which extended notice is required by the Act to be given) signed by all the members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly appointed representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held and, if described as a special resolution, shall be deemed to be a special resolution within the meaning of the Act. Any such resolution may consist of several documents in the like form each signed by one or more members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly appointed representatives).

74.	Bodies Corporate Acting by Representatives at Meetings

74.1

Any body corporate which is a member of the Company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he or she represents as that body corporate could exercise if it were an individual member of the Company.

PART XV - DIRECTORS

75.	Number of Directors

75.1	Unless and until otherwise determined by the Company by ordinary resolution, the number of Directors shall not be less than three.

76.	Holding Company’s Power to Appoint Directors

76.1

If and so long as any body is for the time being a Holding Company the power to appoint Directors (whether to fill casual vacancies or as an addition to the Board or otherwise), and the power to remove any Director, howsoever appointed, shall reside exclusively in the Holding Company provided always that the terms of section 144(1) of the Act are complied with.

76.2

Any such appointment or removal shall be effected by a notice in writing signed by a director or secretary of the Holding Company and shall be effective forthwith upon the delivery of such notice to the Company at the Office.

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77.	Resolution for Joint Appointment of Directors

77.1

Subject to Regulation 75, a motion for the appointment of two or more persons as Directors of the Company shall not be put at any general meeting unless a resolution that it shall be so put has first been agreed to by the meeting without any vote being given against it.

78.	Alteration of Number of Directors

78.1	The Company may from time to time by ordinary resolution increase or reduce the number of Directors.

79.	Directors’ Power to Appoint Directors

79.1

Subject to Regulation 75, the Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors but so that the total number of Directors shall not at any time exceed the number fixed in accordance with these Regulations.

79.2	The exercise of the Directors’ power under the foregoing Regulation 79.1 is subject to section 144(1) of the Act.

80.	Removal of Directors

80.1

Subject to Regulation 75, the Company may, by ordinary resolution of which extended notice has been given in accordance with the provisions of the Act, remove any Director notwithstanding anything in these Regulations or in any agreement between the Company and such Director. Nothing in this Regulation shall be taken as depriving a person removed thereunder of compensation or damages payable to him or her in respect of the termination of his or her appointment as Director or of any appointment terminating with that of Director.

81.	Shareholders’ Power to Appoint Directors

81.1

Subject to Regulation 75, the Company may by ordinary resolution appoint another person in place of a Director removed from office in accordance with Regulation 80 and without prejudice to the powers of the Directors under Regulation 79 the Company in general meeting may appoint any person to be a Director either to fill a casual vacancy or, subject to the maximum number of Directors fixed by these Regulations, as an additional Director.

82.	No Share Qualification

82.1	A Director shall not require a share qualification but nevertheless shall be entitled to attend and speak at any general meeting and at any Class Meeting.

83.	Ordinary Remuneration of Directors

83.1

The remuneration of the Directors shall be such amount not exceeding in the aggregate EUR444,410 per annum as the Directors may determine, together with such additional remuneration (if any) as may be determined by the Company in general meeting. Such remuneration shall be divided among the Directors as they may agree and, failing agreement, equally, and shall be deemed to accrue from day to day. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them when attending and returning from meetings of the Directors or any Committee of Directors or generally.

84.	Special Remuneration of Directors

84.1

Any Director who serves on any committee or who devotes special attention to the business of the Company or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director may be paid such extra remuneration by way of salary, commission, participation in profits or otherwise as the Directors may determine.

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85.	Disqualification of Directors

85.1	In addition to the circumstances enumerated by section 148(1) the office of a Director shall be vacated automatically:-

(a)	If he or she becomes bankrupt or he or she makes any arrangement or composition with his or her creditors generally.

(b)	If he or she becomes permanently incapacitated.

(c)	If he or she becomes of unsound mind.

(d)	If he or she ceases to be a Director or is prohibited from being a Director by an Order made under any provision of the Act as from time to time amended or is restricted under Part 14 of the Act.

(e)

If he or she is absent from meetings of the Directors for six successive months without leave, and his or her alternate Director (if any) shall not during such period have attended in his or her stead, and the Directors resolve that his or her office be vacated.

(f)	If he or she (not being a Director holding for a fixed term an executive office in his or her capacity as a Director) resigns his or her office by notice in writing to the Company.

(g)	In the case of a Director appointed to, or otherwise holding, such office for a fixed term, upon the expiry of such term,

and for the avoidance of doubt section 148(2) shall not apply to the Company.

86.	Executive Directors

86.1

The Directors may from time to time appoint one or more of their body to be the holder of any executive or other office including the office of Managing or Joint Managing Director on such terms and for such period as they think fit and subject to the terms of any agreement entered into in any particular case may revoke such appointment.

86.2	A Director so appointed to the office of Managing or Joint Managing Director shall automatically cease to hold such office if he or she ceases from any cause to be a Director.

86.3

A Director so appointed to any other executive office or other office shall automatically cease to hold such office if he or she ceases from any cause to be a Director, unless the contract or resolution under which he or she holds office shall expressly state otherwise.

86.4

A Director holding any such executive or other office shall receive such remuneration, whether by way of salary, commission, participation in profits or otherwise or partly in one way and partly in another as the Directors may determine.

86.5

The Directors may confer upon a Director holding any such executive or other office any of the powers exercisable by them as Directors upon such terms and conditions with or to the exclusion of their own powers, and may from time to time revoke, withdraw or vary all or any such powers.

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87.	Alternate Directors

87.1

A Director may appoint in writing as his or her alternate any other Director or the Secretary or any other person being an employee of the Company who for the time being is approved by the Directors as a person suitable for appointment as an alternate Director, and a Director may at any time revoke any appointment so made by him or her.

87.2

Any alternate Director shall be entitled to notice of meetings of Directors, to attend and vote as a Director at any meeting at which his or her appointor is not personally present, and generally, in the absence of his or her appointor, to exercise all the functions of his or her appointor as a Director (except in respect of the power to appoint an alternate) . Every person acting as an alternate Director shall have one vote for each Director for whom he or she acts as alternate (in addition to his or her own vote if he or she is also a Director).

87.3

An alternate Director shall while acting as such be deemed an officer of the Company and not the agent of his or her appointor. An alternate Director shall not be entitled to receive from the Company any part of the appointor’s remuneration.

87.4	An alternate Director shall cease to be an alternate Director if for any reason:-

(a)	his or her appointment is revoked;

(b)	his or her appointor ceases to be a Director; or

(c)

he or she ceases to be a Director, Secretary or (as the case may be) employee of the Company or (being an employee of the Company) he or she ceases to be approved by the Directors as a person suitable for appointment as an alternate Director.

87.5

All appointments and revocations of appointments of alternate Directors shall be in writing under hand of the appointor left at the Office, or sent by facsimile or by electronic means to the Office signed in the name of the appointor provided that in such case the appointment or revocation shall not be effective unless the Secretary or a Director (other than the appointor) shall have endorsed a copy of such facsimile or (as the case may be) electronic message with his or her certificate that he or she is satisfied as to the authenticity thereof.

PART XVI - POWERS AND DUTIES OF DIRECTORS

88.	Directors’ Powers

88.1

The business of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Act or by these Regulations required to be exercised by the Company in general meeting, subject, nevertheless, to any of these Regulations, to the provisions of the Act and to such directions, being not inconsistent with the aforesaid Regulations or provisions, as may be given by the Company in general meeting; but no direction given by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that direction had not been given.

89.	Appointment of Attorneys

89.1

The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Regulations) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him or her.

21	Constitution of AerCap Ireland Limited

90.	Borrowing Powers

90.1

The Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and, subject to the Act, to issue debentures, debenture stock and other securities, whether outright or as security for any debt, liability or obligation of the Company or of any third party.

91.	Declaration of Interest

91.1

A Director who is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his or her interest at the meeting of the Directors at which the question of entering into a contract or arrangement is first taken into consideration, if his or her interest then exists, or in any other case at the first meeting of the Directors after he or she becomes so interested. A general notice given by a Director to the effect that he or she is a member of a specified company or firm and is to be regarded as interested in all transactions with such company or firm shall be sufficient declaration of interest under this Regulation, and after such general notice it shall not be necessary to give any special notice relating to any subsequent transaction with such company or firm, provided that either the notice is given at a meeting of the Directors or the Director giving the notice takes reasonable steps to secure that it is brought up and read at the next meeting of the Directors after it is given.

92.	Restriction on Directors’ Voting

92.1

A Director may vote in any contract, appointment, arrangement, proposed contract, proposed appointment or proposed arrangement in which he or she is interested and he or she will be counted in the quorum present at the meeting and shall not be treated as being in breach of his or her duty set out in section 228(1)(f) of the Act. Section 163 of the Act shall not apply.

93.	Entitlement to Hold Other Office

93.1

A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his or her office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine, and no Director or intending Director shall be disqualified by his or her office from contracting with the Company either with regard to his or her tenure of such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

94.	Execution of Negotiable Instruments

94.1

All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

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95.	Entitlement to Grant Pensions

95.1

The Directors may procure the establishment and maintenance of or participate in or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to, any persons (including Directors and other officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary of the Company or of the predecessors in business of the Company or any such subsidiary or holding company and the wives, widows, families, relatives or dependents of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well-being of the Company or of any such other company as aforesaid, or its members, and payments for or towards the insurance of any such persons as aforesaid, and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. Provided that any Director shall be entitled to retain any benefit received by him or her hereunder, subject only, where the Act require, to proper disclosure to the members and the approval of the Company in general meeting.

96.	Minutes of Meetings

96.1	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors present at each meeting of the Directors and of any Committee appointed under Regulation 102;

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of any Committee or Sub-Committee appointed under Regulation 102.

PART XVII - PROCEEDINGS OF DIRECTORS

97.	Convening and Regulation of Directors’ Meetings

97.1

The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit but subject as provided in paragraph (2). Questions arising at any meeting shall be decided by a majority of votes. Where there is an equality of votes, the matter shall be referred to the Shareholders. The Chairperson may, and on the request of a Director the Secretary shall, at any time summon a meeting of the Directors. Notice of a meeting shall be deemed to be duly given to a Director if it is given to him or her personally or by word of mouth or sent in writing to him or her at his or her last known address or any other address given by him or her to the Company for this purpose. A Director or his or her alternate may waive notice of any meeting either prospectively or retrospectively.

97.2

Meetings of the Directors shall be held in Ireland, not less frequently than quarterly. Meetings of the Directors shall be held outside Ireland only occasionally. At least a majority of the Directors present must be physically present in Ireland. Other Directors may attend by telephone conference or audio- visual communication facilities provided such Director attending the meeting can hear all other Directors.

97.3

For the avoidance of doubt section 161(6) shall apply to the Company so that the meeting shall be deemed to have been held where the majority of the directors are physically present in accordance with Regulation 97.2.

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98.	Quorum For Directors’ Meetings

98.1

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, provided always that the quorum shall not be fixed at less than three individuals, such individuals to be either:

(a)	present in person; or,

(b)	present by telephone conference or audio-visual communication facilities whilst being physically present in Ireland.

Unless fixed by the Directors at any other number, the quorum shall be three. Any Director who ceases to be a Director at a meeting of the Directors may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

99.	Powers of Continuing Directors Following Vacancy

99.1

The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in their number but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Regulations, the continuing Directors or Director, notwithstanding that the number of Directors is below the number fixed by or in accordance with these Regulations as the quorum or that there is only one continuing Director, may act for the purpose of increasing the number of Directors to that number or of summoning general meetings of the Company but not for any other purpose.

100.	Chairperson of Meetings of The Board

100.1

The Directors may elect a Chairperson of the meetings of the Board and determine the period for which he or she is to hold office, but if no such Chairperson is elected or, if at any meeting of the Board the Chairperson is not present, the Vice-Chairperson shall act as Chairperson of the meeting of the Board or else the Chairperson or Vice-Chairperson shall nominate another Director to act as Chairperson of the meeting of the Board.

101.	Delegation of Powers to Committees And Sub-Committees

101.1

The Directors may delegate any of their powers to Committees consisting of such person or persons (whether a member or members of their body or not) as they think fit. Any Committee so formed may delegate any of its powers to Sub-Committees consisting of such person or persons (whether a member or members of such Committee or not) as it thinks fit. Any Committee or Sub-Committee so formed shall in the exercise of any power so delegated conform to any regulations that may from time to time be imposed upon it by the Directors or (as the case may be) the Committee by whom or by which it was appointed. For avoidance of doubt, such regulations may permit the Committee or Sub-Committee (as the case may be) to approve by electronic means any matter delegated to it. Meetings of any such Sub-Committee or Committee shall be held regularly in Ireland. Such meetings shall be held outside Ireland only occasionally. The chairperson of any meeting of any such Sub-Committee or Committee shall be a member of such Sub-Committee or Committee attending the meeting and shall be appointed by a majority of the members of such Sub-Committee or Committee attending the meeting.

102.	Regulation of Committee and Sub-Committee Meetings

102.1

The meetings and proceedings of any such Committee or Sub-Committee consisting of two or more members shall be governed by the provisions of these Regulations regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors or (as the case may be) the Committee by whom or by which it was appointed under the last preceding Regulation. In particular

24	Constitution of AerCap Ireland Limited

(and subject to any regulations so made by the Directors or, as the case may be, such Committee) questions arising at any meeting shall be decided by a majority of votes. Notwithstanding the foregoing meetings of any such Committee or Sub-Committee shall be held regularly in Ireland. Such meetings shall be held outside Ireland only occasionally. All Directors attending such meetings should attend in person i.e. not by conference or audio-visual communication facilities. Where this is not feasible any such meeting using conference or audio-visual communication facilities should be initiated by a Director located in Ireland and only such Directors as are located in Ireland should have voting rights.

103.	Validity of Acts of Directors, Committees and Sub-Committees

103.1

All acts done by any meeting of the Directors or of any Committee or Sub-Committee appointed under Regulation 102 or by any person acting as a Director or as a member of any such Committee or Sub-Committee shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or any member of such Committee or Sub-Committee or any person acting as aforesaid, or that they or any of them were disqualified, be as valid as if such defect had not occurred.

104.	Resolutions in Writing

104.1

A resolution in writing signed by all the Directors shall be as valid as if it has been passed at a meeting of the Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors. Such a resolution or document may (unless the Directors shall otherwise determine either generally or in any specific case) be transmitted by facsimile or electronic transmission provided that in the case of each such facsimile or electronic transmission the Secretary or a Director shall have endorsed the same with a certificate stating that he or she is satisfied as to the authenticity thereof. For the purpose of this Regulation the signature of an alternate Director shall suffice in lieu of the Director whom he or she represents.

PART XVIII - SECRETARY

105.	Appointment of Secretary

105.1	The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they think fit; and any Secretary so appointed may be removed by them.

106.	Assistant or Acting Secretary

106.1

Anything by the Act or these Regulations required or authorised to be done by or to the Secretary may be done by or to any assistant or acting secretary, or if there is no assistant or acting secretary capable of acting, by or to any officer of the Company authorised generally or specially on that behalf by the Directors provided that any provision of the Act or these Regulations requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

PART XIX - THE SEAL

107.	Use of Seal

107.1

The Common Seal of the Company shall be used only by the authority of the Directors or of a Committee of Directors authorised by the Directors in that behalf, and every instrument to which the Common Seal of the Company or such official seal shall be affixed shall be signed by a Director or the Secretary or any employee of the Company being an employee

25	Constitution of AerCap Ireland Limited

authorised generally or specifically for this purpose by the Directors or any such Committee of Directors as aforesaid; provided that in the case of any forms of certificate for shares or debentures or representing any other forms of security to which such official seal is to be affixed the Directors may by resolution determine, either generally or in any particular case, that any of such signatures as aforesaid need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any person.

108.	Seal for Use Abroad

108.1	The Company may exercise the powers conferred by section 44 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors.

PART XX - DIVIDENDS

109.	Declaration Of Dividends

109.1	The Company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

110.	Interim Dividends

110.1

The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company. If at any time the share capital of the Company is divided into different classes, the Directors may pay such interim dividends in respect of shares of any class over which shares of any other class have a preference of any kind with regard to dividend, and provided that the Directors act bona fide they shall not incur any responsibility to the holder of shares carrying a preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights. The Directors may also pay half-yearly or at other suitable intervals to be settled by them any dividend which may be payable at a fixed rate if they are of opinion that the profits justify the payment.

111.	Dividends to be Paid in Accordance with Law

111.1	No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of the Act.

112.	Specification of Relevant Reserves or Period

112.1	When paying any interim dividend the Directors may and when declaring any dividend a general meeting likewise may specify

(a)	(whether by reference to the period during which or the time at which such reserves arose or otherwise) the reserves out of which such dividend is paid or payable; and/or,

(b)	the period for or in respect of which such dividend is paid or payable.

26	Constitution of AerCap Ireland Limited

113.	Dividends Payable by Reference to Amounts Paid Up

113.1

Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of call shall be credited for the purpose of this Regulation as paid on the share. All dividends shall be apportioned and paid proportionately to the amount paid or credited as paid on the shares during any portion or portions of the period in relation to which the dividend is paid; but if any shares are issued on terms providing that they shall rank for dividend as from a particular date either before or after the date of their issue, they shall rank for dividend accordingly.

114.	Deductions from Dividends

114.1

The Directors may deduct from any dividend payable to any member all sums of money (if any) immediately payable by him or her to the Company on account of calls or otherwise in relation to the shares of the Company.

115.	Retention of Dividends Pending Registration

115.1

The Directors may retain the dividends payable upon shares in respect of which any person is under Regulation 33 hereof entitled to become a member or which any person under that Regulation is entitled to transfer until such person shall become a member in respect thereof, or shall duly transfer the same.

116.	Dividends Not to Bear Interest

116.1	Unless otherwise expressly provided by the terms of issue of the relevant share, no dividend on any share shall bear interest as against the Company.

116.2	All unclaimed dividends may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

117.	Mode of Payment of Dividends

117.1

Any dividend, interest or other monies payable in cash in respect of any share, may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or, where there are joint holders, to the registered address of that one of the joint holders who is first named in the Register, or to such person and to such address as the holder or joint holders may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders may direct, and payment of the cheque or warrant shall be a good discharge for the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

118.	Receipt by Joint Holders

118.1	Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other monies payable in respect of the shares held by them as joint holders.

119.	Dividends in Specie

119.1

Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets, and in particular of paid up shares, debentures or debenture stock of any other company, or in any one or more of such ways, and the Directors shall give effect to such resolution. Where a difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any specific assets in trustees upon trust for the persons entitled to the dividend as the Directors think expedient, and generally may make such arrangements for the allotment, acceptance and sale of such specific assets or fractional certificates, or any part thereof, and otherwise as they think fit.

27	Constitution of AerCap Ireland Limited

PART XXI - ACCOUNTING RECORDS

120.	Keeping Of Accounting Records

120.1	The Directors shall cause proper accounting records to be kept relating to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place; and

(b)	all sales and purchases of goods by the Company; and

(c)	the assets and liabilities of the Company.

Proper accounting records shall not be deemed to be kept if there are not kept such accounting records as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

121.	Location Of Books Of Account

121.1

The accounting records shall be kept at the Office or, subject to section 283 of the Act such other place in the State as the Directors shall think fit, and shall at all reasonable times be open to the inspection of the Directors.

122.	Inspection Of Books Of Account

122.1

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounting records of the Company or any of them shall be open for the inspection of members, not being Directors, and no member (not being a Director) shall have any right of inspecting any accounting record or document of the Company except as conferred by statute or authorised by the Directors or by the Company in general meeting.

123.	Preparation Of Annual Accounts

123.1

The Directors shall from time to time, in accordance with the Act, cause to be prepared and to be laid before the annual general meeting of the Company such financial statements, group financial statements and reports as are required by those sections to be prepared and laid before the annual general meeting of the Company.

124.	Members’ Entitlement To Copies of Financial Statements

124.1

A copy of the Directors’ and Auditors’ Reports, accompanied by copies of the financial statements and other documents required by the Act to be annexed thereto shall, 21 days at least before the annual general meeting, be delivered or sent by post to the registered address or in electronic form by electronic means to the electronic address of every member and every holder of debentures in the Company (whether or not they are entitled to receive notice of the meeting) and to the Auditors provided that if copies of such documents are sent less than 21 days before the date of the meeting, they shall, notwithstanding that fact, be deemed to have been duly sent if it is so agreed by all the members entitled to attend and vote at the meeting.

28	Constitution of AerCap Ireland Limited

124.2	Where the Company is obliged by the Act or by this constitution to send a member

(a)	copies of the Company’s financial statements and of the directors’ and auditors’ reports; or,

(b)	any other document

such copies or other document may be sent by electronic means to such electronic address as may have been provided to the Company by that person.

125.	Auditors’ Report

125.1	The Auditors’ Report shall be read before the Company in general meeting, and shall be open to inspection by any member.

126.	Auditors

126.1	Auditors shall be appointed and their duties regulated in accordance with the Act, and the provisions of the Act in regard to audit and auditors shall be observed.

PART XXII - CAPITALISATION OF PROFITS AND RESERVES

127.	Capitalisation of Profits and Reserves

127.1	The Directors may with the authority of an ordinary resolution of the Company passed upon the recommendation of the Directors:

(a)

subject as hereinafter provided, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the undenominated capital or any other reserve of the Company;

(b)

appropriate the sum resolved to be capitalised to the members holding Ordinary Shares in the proportions in which such members would be entitled to participate in a distribution of that sum if the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members or as they may direct, in those proportions, or partly in one way and partly in the other; provided that the share premium account, and undenominated capital and any profits which are not available for distribution may, for the purposes of this Regulation, only be applied in paying up unissued shares (excluding, in the case of the share premium account and any undenominated capital, redeemable shares) to be issued to members credited as fully paid; and provided further that in the case where any sum is applied in paying amounts for the time being unpaid on any shares of the Company or in paying up in full debentures of the Company the amount of the net assets of the Company at that time is not less than the aggregate of the called-up share capital of the Company and its undistributable reserves and would not be reduced below that aggregate by any such payment as shown in the latest audited accounts of the Company or such other accounts as may be relevant;

(c)

resolve that any shares so allotted to any member in respect of a holding by him or her of any partly paid shares shall so long as such shares remain partly paid rank for dividend only to the extent that the latter shares rank for dividend;

29	Constitution of AerCap Ireland Limited

(d)

make such provision by the issue of fractional certificates or by ignoring fractions or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable in fractions;

(e)

authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any further shares to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members; and

(f)	generally do all acts and things required to give effect to such resolution as aforesaid.

PART XXIII - NOTICES

128.	Service of Notices

128.1

Subject to the Act, and except where otherwise expressly provided in this constitution, any notice, communication, document or information to be given, served or delivered to or on the Company pursuant to this constitution shall be in writing on paper or, subject to regulation 128.2, in electronic form.

128.2

Subject to the Act and except where otherwise expressly provided in this constitution, a notice, communication, document or information may be given, served or delivered to or on the Company in electronic form only if this is done in such form and manner as may have been specified by the directors from time to time for the giving, service or delivery of notices, communications, documents or information in electronic form. The directors may prescribe such procedures as they think fit for verifying the authenticity or integrity of any such notice, communication, document or information given, served or delivered to or on the Company in electronic form.

128.3

A notice, communication, document or information may be given by the Company to any member either personally or by sending it by post to his or her registered address or by electronic means in electronic form to him or her. Where a notice, communication, document or information is given, served or delivered to a member personally, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member. Where a notice or other document is served by post, service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing the notice, and to have been effected in the case of the notice of a meeting at the expiration of 120 hours after the letter containing the same was posted; and in proving such service by post, it shall be sufficient to prove that the envelope containing the notice was properly addressed and put into the Post Office. A certificate in writing signed by the Secretary or any other officer of the Company that the envelope containing the notice was so addressed and posted shall be conclusive evidence thereof. Where a notice, communication, document or information is given, served or delivered by electronic means in accordance with this Regulation, the giving, service or delivery thereof shall be deemed to have been effected immediately with despatch.

128.4

Where any member has furnished his or her electronic address to the secretary, the delivery to him or her of any notice, communication, document or information by electronic mail (whether contained in the body of the electronic mail message or as an attachment to it) shall be deemed good delivery on the terms set out in Regulation 128.3 above.

128.5

If the Company receives a delivery failure notification following the sending of a notice, communication, document or other information in electronic form to an electronic address in accordance with Regulation 128.3, the Company shall give, serve or deliver the notice, communication, document or information on paper or in electronic form (but not by electronic means) to the member either personally or by post or other delivery service addressed to the member at his or her registered address. This shall not affect when the notice, document or information was deemed to be received in accordance with Regulation 128.3.

30	Constitution of AerCap Ireland Limited

129.	Service on Joint Holders

129.1

A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the Register in respect of the share, and notice so given shall be sufficient notice to all the joint holders.

130.	Service on Transmission of Shares

130.1

A notice may be given by the Company to the person or persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to such person or persons by name or by the title of the representatives of the deceased or Official Assignee in Bankruptcy or by any like description at the address supplied for the purpose by the person or persons claiming to be so entitled, or (until such address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

131.	Provision Of Service Address Within The State

131.1

Any member entered in the Register as being of an address outside the State may if he or she so wishes from time to time give the Company an address within the State at which notices may be served upon him or her whereupon he or she shall be entitled to have notices served upon him or her at such address instead of at his or her address outside the State.

132.	Address for Service Following Transmission, Disability, etc.

132.1

Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such member.

133.	Signature to Notices

133.1	The signature to any notice to be given by the Company may be written or printed.

134.	Counting of Day of Service

134.1

Where a given number of days’ notice, or notice extending over any other period, is required to be given, the day of service shall, unless it is otherwise provided by these Regulations or required by the Act, be counted in such number of days or other period.

135.	Persons Entitled to Notice of General Meetings

135.1	A notice of every general meeting shall be given in any manner hereinbefore authorised to:

(a)	every member of the Company entitled to attend or vote thereat; and

(b)

every person upon whom the ownership of a share devolves by reason of his or her being a personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy or liquidator of a member, where the member but for his or her or its death, bankruptcy, liquidation or disability would be entitled to receive notice of the meeting; and

31	Constitution of AerCap Ireland Limited

(c)	the Auditors; and

(d)	every Director and the Secretary for the time being of the Company.

135.2	No other person shall be entitled to receive notices of general meetings. Every person entitled to receive notice of a general meeting shall be entitled to attend thereat.

PART XXIV - MISCELLANEOUS

136.	Winding-up

136.1

If the Company is wound-up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Act, divide among the contributories in specie or kind the whole or any part of the assets of the Company (whether or not they shall consist of property of the same kind) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid, and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with a like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with a like sanction, shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

137.	Indemnity

137.1

Subject to the provisions of and so far as may be permitted by the Act, but without prejudice to any indemnity to which he or she or they may otherwise be entitled, every Director and other officer of the Company and the Auditors shall be indemnified out of the assets of the Company against any liability, loss or expenditure incurred by him or her or them in the execution or discharge of his or her or their duties or the exercise of his or her or their powers or otherwise in relation to or in connection with his or her or their duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him or her or them in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to be done or alleged to have been done or omitted to be done by him or her or them as officers or employees of the Company and in which judgment is given in his or her or their favour or in which he or she or they are acquitted or which are otherwise disposed of without any finding or admission of guilt or breach of duty on his or her or their part, or incurred by him or her or them in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her or them by the Court. To the extent permitted by law and by the Company in general meeting, the Directors may arrange insurance cover at the cost of the Company in respect of any liability, loss or expenditure incurred by any Director, officer or the Auditors in relation to anything done or alleged to have been done or omitted to be done by him or her or them as Director, officer or Auditors.

138.	Insurance

138.1

Subject to the provisions of the Act the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers, employees or auditors of the Company or of any holding company of the Company or of any subsidiary undertaking of the Company or of such holding company, or

32	Constitution of AerCap Ireland Limited

who are or were at any time trustees of any pension or retirement benefit scheme for the benefit of any employees or ex employees of the Company or of any subsidiary undertaking, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in connection with their duties, powers or offices in relation to any such holding company or subsidiary undertaking or pension or retirement benefit scheme

139.	Record Dates

139.1

The Company or the Directors may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before any date on which such dividend, distribution, allotment or issue is paid or made and on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared.

33	Constitution of AerCap Ireland Limited

We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this constitution, and we agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, Addresses and Descriptions of Subscribers	Number of Shares taken by each Subscriber.

Mary Larkin 11 Cabra Park Dublin 7 Secretary	One

Bernadette Burgess 112 Collins Avenue East Dublin 5 Secretary	One

Total Shares taken: Two

Dated: this 6th day of June 1975

Witness to the above signatures:

Signature:
Name:	Brian McLoughlin
Address:	Dublin Airport Dublin Solicitor’s Apprentice

34	Constitution of AerCap Ireland Limited